EXHIBIT 99.1


                      PRESS RELEASE DATED DECEMBER 1, 2003






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CIROND

                                                          FORM IMMEDIATE RELEASE

                                                     Contact:  Geoff Wheelwright
                                                Corporate Communications Manager
                                                              Cirond Corporation
                                                             Tel: (866) 824-7662





         CIROND CORPORATION COMPLETES THE ACQUISITION OF ALL ISSUED AND
                   OUTSTANDING SHARES OF CIROND NETWORKS, INC.

       NEW OPERATING SUBSIDIARY BRINGS CIROND CORPORATION INTO THE DYNAMIC
            WIRELESS COMPUTER NETWORK MANAGEMENT AND SECURITY MARKET

SAN JOSE, CALI. -- (BUSINESS WIRE) -- DEC. 1, 2003 -- Cirond Corporation (OTCBB:
CROO-News), formerly exMailit.com, today announced that on November 25, 2003, it completed the acquisition of all of the issued and outstanding shares of Cirond Networks, Inc. ("CNI") from Cirond Technologies Inc. As a result of the acquisition, CNI has become a wholly-owned subsidiary of Cirond Corporation.

The transaction was recently approved by the shareholders of both Cirond Corporation and Cirond Technologies Inc.

In consideration for the sale of its interest in CNI, Cirond Technologies received 17 million restricted shares of Cirond Corporation's common stock. The issue of the shares for CNI brings the total number of Cirond Corporation shares outstanding to approximately 35.21 million, after giving effect to a share capital reorganization of Cirond Corporation.

Upon closing of the transaction, Mr. Nicholas Miller was named to the board of Cirond Corporation and became the Company's President and CEO. Mr. Miller has founded a number of successful private and publicly-traded companies in the software, wireless, and Internet sectors. He has more than 20 years of experience as a technology executive -- including his work as founder of a number of successful private and publicly-traded companies. Mr. Miller is the holder of two U.S. patents related to wireless technology and the Internet.

Mr. Miller said, "Throughout the next 12 months, we look forward to building on the organization's strengths as one of the leading suppliers of wireless network client management applications and an innovator in the development of wireless network management and security solutions."


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CIROND CORPORATION COMPLETES ACQUISITION OF CIROND NETWORKS               PAGE 2



The shareholders of Cirond Technologies Inc. have, in addition, approved a resolution to change its company name to Seaside Holdings Inc. As result of the transaction, Seaside has become the majority shareholder of Cirond Corporation.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FOR CIROND CORPORATION
Various matters set forth in this press release, such as statements relating to the anticipated success of the company's products, the expected price, performance characteristics, specifications, market acceptance, and market growth of products developed and promoted by the company are forward-looking statements. These statements are subject to risks and uncertainties, including without limitation, the price/performance requirements of customers, the ability to sell products incorporating the technology, the impact and pricing of competing technologies, the introduction of alternative technological solutions, and other risks detailed from time-to-time in the Company's SEC filings and reports.

ABOUT CIROND

SAN JOSE, CALIFORNIA-BASED CIROND CORPORATION IS DEDICATED TO MAKING 802.11-BASED WIRELESS NETWORKS EASIER TO INSTALL AND WORK MORE EFFECTIVELY FOR CORPORATIONS, SMALL BUSINESSES, PROFESSIONALS AND CONSUMERS. THE COMPANY'S PRODUCTS INCLUDE WINC MANAGER, POCKETWINC (FOR USE ON POCKET PC-BASED HANDHELD COMPUTERS) AND WINC (DESIGNED FOR ALL VERSIONS OF WINDOWS FROM WINDOWS 98 SECOND EDITION TO WINDOWS XP). CIROND PRODUCTS ARE AVAILABLE DIRECTLY THROUGH THE COMPANY'S WEB SITE AT HTTP://WWW.CIROND.COM OR THROUGH ITS NETWORK OF VALUE ADDED RESELLERS. CIROND: MAKING WIRELESS WORK.

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Contact:

    Cirond Corporation
    Geof Wheelwright, 866-824-7622